Exhibit 10.11

ADDENDUM TO THE MANAGING DIRECTOR AGREEMENT OF MARCH 20, 2006.

WHEREAS

1.	The Volcano Group has decided to structure the responsibilities of Mr. Lussier in separate agreements;

2.	With reference to clause 1.3 of the Agreement of March 20, 2006 (hereafter the Agreement) the scope of the Agreement is being modified.

3.	The Agreement remains valid and applicable in all its aspects, except where modified by in this Addendum.

Modified clauses and new clauses

5.1.	This Addendum is entered into for an indefinite duration and shall commence on February 4, 2011.

5.2.	The Manager can terminate the Agreement at any time with a notice period of three (3) months. In case the Agreement is terminated without notice or with an insufficient notice, the Manager shall pay an indemnity of 19,242.19 Euro to Volcano Europe or a pro rata thereof if part of the notice period has already been performed.

Volcano Europe can terminate the Agreement at any time with a notice period of three (3) months. In case the agreement is terminated without notice or with an insufficient notice Volcano Europe shall pay to the Manager an indemnity of 19,242.19 Euro or a pro rata thereof if part of the notice period has already been performed.

1.1	The termination of the Agreement by means of a notice period, an indemnity or in case of serious breach must be notified to the other Party according to Clause 15.

6.1	In consideration of the Services rendered by the Manager, and based on the volume of performance of 67 days per calendar year, the Manager will receive an annual fee of 67,575.00€. The Manager shall issue a monthly fee note to Volcano Europe for an amount of 5,631.25€.

The compensation is subject to review whenever appropriate.

6.6.	In addition to the aforesaid monthly fee (see article 6.1.), Volcano Europe will also reimburse the following costs to the Manager on a monthly basis:

•	representation expenses for an amount of 250 €;

•	travel indemnity for an amount of 195€ (fluctuating on a monthly basis depending on the Manager’s actual travel schedule);

•	allocation for homework for an amount of 0€.

The amount of reimbursement of costs incurred by the Manager is subject to review by mutual consent whenever appropriate.

1.2	6.7 Premiums in connection to Health Insurance (total budget of 1,655.24€ per month, insurance tax included) and a Pension Plan (0€ per month, insurance tax included) will be paid to an insurance company and a pension fund or group insurance by Volcano Europe for the account of the Manager.

1.3	6.9 A new detailed summary of fees to Mr. Lussier is included to the Addendum as “New Addendum B”.

8.4	In view of respecting the obligations set out under 8.1 to 8.3 above, Volcano Europe, at the occasion of the termination of the Agreement, will pay an indemnity of 19,242€ to the Manager, in compensation of the above-mentioned undertaking, unless Volcano Europe would decide to renounce to the application of the non compete clause.

15. Notices :

For the purpose of the Agreement and the Addendum, notices and all other communications provided for in the Agreement or the Addendum will be in writing and will be deemed to have been duly given when delivered or mailed by Belgian / United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon actual receipt:

To Volcano Europe

HR Manager

Excelsiorlaan 41

1930 Zaventem – Belgium

To Volcano Corporation

Senior Vice President and General Counsel

3661 Valley Centre Drive, Suite 200

San Diego, CA 92130 – USA

To the Executive:

Mr. Michel Lussier

At the address most recently on file with Volcano Europe

IN WITNESS WHEREOF this Addendum has been signed on behalf of the Parties hereto on February 4, 2011 in two originals, each party acknowledging receipt of one duly signed copy.

For Volcano Europe	For the Manager

/s/ Scott Huennekens Scott Huennekens, Director Volcano Europe,	/s/ Michel Lussier Mr. Michel Lussier

And

/s/ John Dahldorf John Dahldorf, Director Volcano Europe

New ADDENDUM B

SALARY DETAIL – MICHEL LUSSIER

1. Gross-to-Net Calculation	ANNUALLY	MONTHLY

(A) Gross Fee	67,575.00	€5,631.25	€
(B) Benefit in Kind – Car Allowance	17,335.00	€1,444.58	€
(C) Taxable Income = A+B	84,910.00	€7,075.83	€
(D) Social Security contributions paid by ML	0.00	0.00
(E) Taxes on income (approximated) = 46%	-39,058.60	€-3,254.88	€
(F) Deduction for Benefit in Kind – Car Allowance	-17,335.00	€-1,444.58	€
(G) Net Fee for ML	28,516.40	€2,376.37	€

2. Lump Sum Reimbursements

(H) Representation Expenses	3,000.00	€250.00	€
(I) Travel Indemnity (average)	2,340.00	€195.00	€
(J) Allocation for homework	0	€0	€
(K) SUBTOTAL	5,340.00	€445.00	€

3. Additional Costs to Volcano Europe

(L) Pension Plan contribution	0.00	€0.00	€
(M) Health Insurance	31,013.56	€2,584.46	€
(N) SUBTOTAL	31,013.56	€2,584.46	€

4. TOTAL COSTS TO VOLCANO EUROPE (C+K+N)	121,263.56	€10,105.29	€